UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )

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CEDAR FAIR, L.P.

(Name of Registrant as Specified in Its Charter)

Q FUNDING III, L.P.
Q4 FUNDING, L.P.
PRUFROCK ONSHORE, L.P.
J ALFRED ONSHORE, LLC
STAR SPANGLED SPROCKETS, L.P.
EXCALIBUR DOMESTIC, LLC
GEOFFREY RAYNOR

(Name of Persons Filing Proxy Statement, if Other Than the Registrant)

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On January 23, 2011, a representative of Q Funding III, L.P. and Q4 Funding, L.P. was quoted in the press as follows:

We would like the new chairman to have a significant role in the process.  It serves all unitholders the best to have a truly independent chairman when selecting a new CEO.

Ultimately, the new chairman ought to be allowed to participate in the hunt for a new CEO.

We believe Dick Kinzel has done a good job of running the parks but his downfall has been his poor financial decisions.

Our focus right now is just trying to get the best corporate governance policies implemented at this company.  If we fail to accomplish that, then we can talk about the next steps.

UNITHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY Q FUNDING III, L.P., Q4 FUNDING, L.P. AND THEIR AFFILIATES FROM THE UNITHOLDERS OF CEDAR FAIR, L.P., FOR USE AT ITS NEXT MEETING OF UNITHOLDERS, WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO UNITHOLDERS OF CEDAR FAIR, L.P., AND WILL BE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY Q FUNDING III, L.P., Q4 FUNDING, L.P. AND THEIR AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2010, AS AMENDED, WITH RESPECT TO CEDAR FAIR, L.P. THAT SCHEDULE 13D AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.